UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 6, 2015

(Date of earliest event reported)

VISTA GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

1-9025 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

7961 Shaffer parkway, suite 5, littleton, colorado 80127

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (720) 981-1185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On May 6, 2015, the shareholders of Vista Gold Corp. (the “Corporation”), adopted amendments to the Corporation’s Stock Option Plan (“Stock Option Plan”) and Long Term Equity Incentive Plan (“LTIP”) in which the Corporation’s executive officers and directors are participants.

Stock Option Plan Amendments

The material amendments to the terms of the Stock Option Plan are as follows:

Delegation to a Board Committee

To enhance efficiency in the administration of the Stock Option Plan, the Corporation amended the Stock Option Plan to permit the Board of Directors to delegate the administration of the Stock Option Plan to a committee of the Board of Directors.

Limiting Participation

The Corporation amended the Stock Option Plan to impose the following limits:

(a)the number of common shares of the Corporation (“Common Shares”) issuable to participants that are non-employee directors of the Corporation shall not exceed the lesser of (i) 1% of the issued and outstanding Common Shares, and (ii) an annual value of $150,000 per non-employee director participant; and

(b)the number of Common Shares issuable to any participant within one calendar year period shall not exceed 3,000,000 Common Shares in the aggregate.

Clarify 10% Rolling Plan

The Corporation amended the Stock Option Plan to clarify how the number of Common Shares that are available to be made the subject of options is determined.  The amended plan clarifies that if options granted to an individual under the Plan expire or terminate for any reason without having been exercised in respect of certain Common Shares, such Common Shares shall again be available to be made the subject of a new option.  In addition, the amended Stock Option Plan clarifies that upon the partial or full exercise of an option, the number of Common Shares issued upon such exercise shall become available to be made the subject of new options.

Amendments to the Amending Provisions of the Stock Option Plan

The prior Stock Option Plan required shareholder approval for certain amendments to the Stock Option Plan.  The Stock Option Plan was amended to expand the enumerated list of the types of amendments that require shareholder approval to include:

(a)any extension of the term of any options that have been granted to participants that are not insiders, subject to certain exceptions set forth in the Stock Option Plan;

(b)amendments to the Stock Option Plan that would increase the number of Common Shares issuable to non-employee director participants under the Stock Option Plan; and

(c)amendments to the Stock Option Plan that would permit options to be transferable or assignable other than in certain circumstances set forth in the Stock Option Plan.

Withholding Taxes

The Stock Option Plan did not previously have comprehensive provisions regarding withholding taxes. The Stock Option Plan was amended to assist the Corporation in satisfying applicable tax withholding obligations.  Specifically, the amendments will require each participant to (a) agree to make adequate provision for any withholding obligations that arise in connection with an award, (b) authorize the Corporation to satisfy any such withholding obligation by withholding amounts otherwise payable to the participant, and (c) indemnify the Corporation from any loss in connection with satisfying such withholding obligation.

LTIP Amendments

Update Non-Employee Director Participation Limits

In the amended LTIP, the maximum annual award value per director participant has been increased to $150,000.

Clarify 10% Rolling Plan

The LTIP was amended to clarify how the number of Common Shares that are available to be made the subject of awards under the LTIP is determined.  The amended LTIP clarifies that for purposes of computing the total number of Common Shares available for grant under the LTIP, Common Shares that were the subject of or issuable pursuant to any award (or any portion thereof) that has vested or expired or has been forfeited, surrendered, cancelled or otherwise terminated shall again be available for grant under the LTIP.

Compliance with Section 162(m) of the Code

The Corporation amended the LTIP to ensure compliance with Section 162(m) of the U.S. Internal Revenue Code of 1986.  These amendments include, among other things, limiting a participant from receiving performance awards for more than 3,000,000 Common Shares in the aggregate in any calendar year.

Further the shareholders specifically approved performance goals for Section 162(m) under the LTIP. The Performance Goals may be based on the achievement of one or more of the following criteria: (i) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Common Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) Common Share price or total shareholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified geographic business expansion, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing criteria.

Withholding Taxes

The LTIP did not previously have comprehensive provisions regarding withholding taxes. The LTIP was amended to assist the Corporation in satisfying applicable tax withholding obligations.  Specifically, the amendments to the LTIP require each participant to (a) agree to make adequate provision for any withholding obligations that arise in connection with an award, (b) authorize the Corporation to satisfy any such withholding obligation by withholding amounts otherwise payable to the participant, and (c) indemnify the Corporation from any loss in connection with satisfying such withholding obligation.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

10.1Amended Stock Option Plan, previously filed as Appendix F to the Corporation’s Definitive Proxy Statement as filed with the Commission on March 20, 2015

10.2Amended LTIP, previously filed as Appendix E to the Corporation’s Definitive Proxy Statement as filed with the Commission on March 20, 2015

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISTA GOLD CORP. (Registrant)
Dated: May 12, 2015	By: /s/John F. Engele John F. Engele Chief Financial Officer

EXHIBIT INDEX

Exhibit No.Description

10.1Amended Stock Option Plan, previously filed as Appendix F to the Corporation’s Definitive Proxy Statement as filed with the Commission on March 20, 2015

10.2Amended LTIP, previously filed as Appendix E to the Corporation’s Definitive Proxy Statement as filed with the Commission on March 20, 2015